Exhibit 23

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-75369) of PPL Transition Bond Company, LLC of our report dated February 4, 2002 relating to the financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 22, 2002